POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes and appoints William J. Hallinan, Bruno A. Marszowski and Richard Lieberman, and each of them severally, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each such capacity stated below, FINOVA Capital Corporation’s Annual Report on Form 10-K for the year ending December 31, 2000, and any amendments thereto, to be filed with the Securities and Exchange Commission, the New York Stock Exchange, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

Principal Executive Officer

/s/ William J. Hallinan William J. Hallinan	President and Chief Executive Officer	April 13, 2001

Principal Financial and Accounting Officer	Senior Vice President-Controller

/s/ Bruno A. Marszowski Bruno A. Marszowski	Senior Vice President-Controller and Chief Financial Officer	April 13, 2001

Directors

/s/ G. Robert Durham G. Robert Durham		April 13, 2001

/s/ Kenneth R. Smith Kenneth R. Smith		April 13, 2001